EXHIBIT 99.1

Press Contact: Tom Rodak Marketing and Communications Manager (765) 771-5535	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
Third Quarter and Year-To-Date Results
LAFAYETTE, Ind., — November 9, 2006 — Wabash National Corporation (NYSE: WNC) today announced results for the three and nine month periods ended September 30, 2006. Net sales for the quarter were $362 million compared to $294 million for the same period last year. Net income for the quarter was $5 million or $0.15 per diluted share, compared to $24 million or $0.66 per diluted share for the year ago period. For the nine months ended September 30, 2006, net sales were $958 million compared to $873 million for 2005. Net income for the nine months of 2006 totaled $14 million or $0.44 per diluted share, compared to $91 million or $2.50 per diluted share for 2005. Results in the 2005 quarter and year-to-date periods included reversals of a valuation allowance for deferred tax assets amounting to $6 million or $0.17 per diluted share and $36 million or $0.94 per diluted share, respectively.
Commenting on the quarter, Bill Greubel, Chairman and Chief Executive Officer, stated, “Van trailer shipments of 15,200 units were right in line with our expectations. However, as anticipated, results were adversely affected by the tailing effect of bringing our ERP system on-line. The majority of trailers shipped in the quarter were manufactured in June, July and August while we were combating the worst of the material shortages and consequent line outages. Operationally, we have made significant progress as process yield, hours per start, schedule attainment, and other key measures of performance have all exceeded pre-implementation levels. The number of trailers that had been built, but due to parts shortages, could not be completed and shipped was reduced from approximately 1,200 units as of June 30, 2006, to approximately 400 units as of September 30, 2006.”
“Quote and order activity during the quarter, while in line with seasonal patterns, was weaker than that of the prior year, in part reflecting a weak freight environment. A backlog of $558 million is a decline of $36 million from June 30, 2006. We continue to have great success in growing our customer base with over 350 new accounts closed through the first nine months of 2006. We intend to manage production, inventory, and shipments throughout the quarter to achieve our target of 55,000 van trailer units for the year.”

Wabash National Corporation will conduct a conference call to review and discuss its third quarter results on Monday, November 13, 2006, at 11:00 a.m. EST. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through February 5, 2007.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

NET SALES	$362,290	$293,834	$957,981	$872,922
COST OF SALES	336,177	263,749	881,805	772,330

Gross profit	26,113	30,085	76,176	100,592
GENERAL AND ADMINISTRATIVE EXPENSES	12,068	10,068	36,998	29,499
SELLING EXPENSES	3,651	3,810	10,446	11,772

Income from operations	10,394	16,207	28,732	59,321
OTHER INCOME (EXPENSE):
Interest expense	(2,081)	(1,666)	(5,163)	(4,889)
Foreign exchange gains and losses, net	(28)	698	(28)	246
Other, net	(365)	1,975	(123)	978

Income before income taxes	7,920	17,214	23,418	55,656
INCOME TAX EXPENSE (BENEFIT)	2,931	(6,441)	9,045	(35,736)

NET INCOME	$4,989	$23,655	$14,373	$91,392

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.135	$0.135

BASIC NET INCOME PER SHARE	$0.16	$0.76	$0.46	$2.94

DILUTED NET INCOME PER SHARE	$0.15	$0.66	$0.44	$2.50

COMPREHENSIVE INCOME
Net income	$4,989	$23,655	$14,373	$91,392
Foreign currency translation adjustment	86	934	843	553

NET COMPREHENSIVE INCOME	$5,075	$24,589	$15,216	$91,945

		Retail and		Consolidated
	Manufacturing	Distribution	Eliminations	Totals
Three Months Ended
2006
Net Sales	$336,842	$51,424	$(25,976)	$362,290
Income (Loss) from Operations	$9,467	$1,183	$(256)	$10,394
2005
Net Sales	$258,105	$62,532	$(26,803)	$293,834
Income from Operations	$14,794	$636	$777	$16,207

Nine Months Ended
2006
Net Sales	$870,359	$144,812	$(57,190)	$957,981
Income (Loss) from Operations	$27,091	$2,092	$(451)	$28,732
2005
Net Sales	$777,784	$185,932	$(90,794)	$872,922
Income (Loss) from Operations	$57,562	$2,343	$(584)	$59,321

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Basic net income per share:
Net income applicable to common stockholders	$4,989	$23,655	$14,373	$91,392

Weighted average common shares outstanding	31,174	31,249	31,148	31,121

Basic net income per share	$0.16	$0.76	$0.46	$2.94

Diluted net income per share:
Net income applicable to common stockholders	$4,989	$23,655	$14,373	$91,392
After-tax equivalent of interest on convertible notes	741	1,234	2,222	3,679

Diluted net income applicable to common stockholders	$5,730	$24,889	$16,595	$95,071

Weighted average common shares outstanding	31,174	31,249	31,148	31,121
Dilutive stock options/shares	154	196	191	314
Convertible notes equivalent shares	6,619	6,548	6,598	6,534

Diluted weighted average common shares outstanding	37,947	37,993	37,937	37,969

Diluted net income per share	$0.15	$0.66	$0.44	$2.50

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,211	$67,437
Accounts receivable, net	161,983	131,671
Current portion of finance contracts	51	1,472
Inventories	169,788	108,044
Deferred income taxes	27,920	40,550
Prepaid expenses and other	3,401	7,425

Total current assets	379,354	356,599

PROPERTY, PLANT AND EQUIPMENT, net	131,518	131,561

EQUIPMENT LEASED TO OTHERS, net	6,264	7,646

DEFERRED INCOME TAXES	—	3,050

GOODWILL	77,670	33,018

INTANGIBLE ASSETS	36,863	2,116

OTHER ASSETS	17,776	14,663

	$649,445	$548,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$134,719	$84,147
Current maturities of long-term debt	36,974	500
Other accrued liabilities	55,129	58,751

Total current liabilities	226,822	143,398

LONG-TERM DEBT, net of current maturities	125,000	125,000

DEFERRED INCOME TAXES	3,090	—

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	972	1,553

STOCKHOLDERS’ EQUITY	293,561	278,702

	$649,445	$548,653

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,373	$91,392
Adjustments to reconcile net cash (used in) provided by operating activities:
Depreciation and amortization	15,587	11,864
Net loss (gain) on the sale of assets	54	(1,069)
Recovery of losses on accounts receivable and finance contracts	—	(23)
Deferred income taxes	8,007	(35,986)
Trailer valuation charges	—	161
Excess tax benefits from stock-based compensation	(339)	—
Stock-based compensation	3,029	1,000
Changes in operating assets and liabilities:
Accounts receivable	(25,380)	(31,139)
Finance contracts	1,393	3,254
Inventories	(56,987)	(70,212)
Prepaid expenses and other	2,394	1,697
Accounts payable and accrued liabilities	30,727	29,048
Other, net	1,464	652

Net cash (used in) provided by operating activities	(5,678)	639
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,899)	(22,989)
Acquisition, net of cash acquired	(69,307)	—
Proceeds from the sale of property, plant and equipment	1,890	9,623

Net cash used in investing activities	(78,316)	(13,366)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	713	3,752
Excess tax benefits from stock-based compensation	339	—
Purchase of treasury stock	(507)	—
Borrowings under revolving credit facility	205,496	15,286
Payments under revolving credit facility	(168,521)	(15,286)
Payments under long-term debt obligations	(500)	(1,500)
Common stock dividends paid	(4,252)	(2,820)

Net cash provided by (used in) financing activities	32,768	(568)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(51,226)	(13,295)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,437	41,928

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,211	$28,633